Exhibit 99.1
Jan. 27, 2010

FOR IMMEDIATE RELEASE

Contacts:
Tamera Gjesdal	A.-C. McGraw
Senior Vice President	Vice President
Investor Relations	Corporate Communications
(336) 733-3058	(336) 733-1471

BB&T Corporation CEO to speak Feb. 2 at Morgan Stanley U.S. Financials Conference

     WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today said that Chairman and Chief Executive Officer Kelly King is scheduled to present at the Morgan Stanley U.S. Financials Conference on Tuesday, Feb. 2 at 10:55 a.m. EST.

     King’s presentation will focus on BB&T’s financial performance and corporate strategy. He will be joined at the conference by top executives from several of the nation’s largest financial services companies.

     A live audio webcast of King’s presentation will be available at www.BBT.com/webcasts and will be archived for 30 days.

     At Dec. 31, Winston-Salem, N.C.-based BB&T Corporation (NYSE: BBT) had $165.8 billion in assets and operated more than 1,800 financial centers in 12 states and Washington, D.C. More information about the company is available at www.BBT.com.

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